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                                                                     Exhibit 3.1
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

      Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes (the "NRS"), the undersigned corporation adopts the following Amended and Restated Articles of Incorporation:

      FIRST:      The name of the Corporation is American International
Petroleum Corporation.

      SECOND:     The Corporation's Articles of Incorporation were filed by the
Secretary of State on April 1, 1929. The name of the Corporation at the time of such filing was Pioneer Mines Operating Company.

      THIRD:      The names and addresses of the original incorporators were as follows:

      Name                          Post Office Address
      ----                          -------------------
James D. Finch          401 Clay Peters Bldg., Reno, Nevada
M.L. Finch              533 St. Lawrence Ave., Reno, Nevada
J.C. Finch              533 St. Lawrence Ave., Reno, Nevada.

      FOURTH:     The Board of Directors of the Corporation at a meeting duly convened and held on April 9, 1996, adopted the following resolutions to amend the Articles of Incorporation as follows:

      RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article II thereof in its entirety and to modernize the provision so that it conforms to the NRS as in effect on the date hereof by inserting in its stead a new
      Article II to be and read as follows:

                                   Article II

      The name of the Corporation's registered agent is United Corporate Services, Inc. The address of the Corporation's registered agent is 3579 Hwy. 50 East, Ste. C Carson City, NV 09701.

      FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article III thereof in its entirety and to modernize the provision so that it conforms to the NRS as in effect on the date hereof by inserting in its stead a new Article III to be and read as follows:

                                   Article III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes (the "NRS").

      FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to Article IV of the Articles of Incorporation of the Corporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares, $.08 par value, and to change the eight (8%) percent cumulative voting convertible preferred shares, par value $3.00 per share of the Corporation, to "blank check" preferred stock, par value $.01 per share; and that Article IV be and read as follows:

                                   Article IV

      The maximum number of shares of Common Stock that this Corporation is authorized to have outstanding at any time is one hundred million (100,000,000) shares, par value $.08 per share. The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is seven million (7,000,000) shares, par value $.01 per share ("Preferred Stock"). The holders of shares of the Corporation shall not have a preemptive right to acquire the Corporation's unissued shares.

      The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the Preferred Stock.

      The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the NRS to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the NRS and this Restated Certificate of Incorporation, as amended from time to time.

      The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

            (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

            (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

            (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

            (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

            (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

            (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

            (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and


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            (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with this Restated Certificate of Incorporation, or any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this Restated Certificate of Incorporation or the provisions of any such Certificate of Designation.

      FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article V thereof in its entirety and to renumber the following articles appropriately.

      FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to Article VI of the Articles of Incorporation of the Corporation to change the size of the board of directors to not less than three (3) nor more than ten (10); and that Article VI (renumbered as Article V) be and read as follows:

                                    Article V

      The members of the governing board shall be styled directors, and the number thereof shall be not less than three (3) nor more than ten (10). The names and post office addresses of the first Board of Directors were as follows:

      Names                   Post Office Addresses
      -----                   ---------------------
James D. Finch          401 Clay Peters Bldg., Reno, Nevada
M.L. Finch              533 St. Lawrence Ave., Reno, Nevada
Stanley B. Finch        728 Nixon Ave., Reno, Nevada
V.F. Finch              728 Nixon Ave., Reno, Nevada
J.C. Finch              533 St. Lawrence Ave., Reno, Nevada.

      FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to the Articles of Incorporation of the Corporation to eliminate Article VII thereof in its entirety and to renumber the following articles appropriately.

      FURTHER RESOLVED, that the Board of Directors hereby adopts an amendment to Article VIII of the Articles of Incorporation of the Corporation to modernize the provision so that it conforms to the NRS as in effect on the date hereof by inserting in its stead a new Article VIII (renumbered as Article VI) to be and read as follows:

                                   Article VI

      The name and post office address of each incorporator executing this certificate are as follows:

      Name                          Post Office Address
      ----                          -------------------
James D. Finch          401 Clay Peters Bldg., Reno, Nevada
M.L. Finch              533 St. Lawrence Ave., Reno, Nevada
J.C. Finch              533 St. Lawrence Ave., Reno, Nevada.

      FURTHER RESOLVED, that to effectuate the amendments discussed in the foregoing resolutions and to consolidate all previous amendments to the Articles of Incorporation, the Board of Directors hereby adopts a proposal that the Articles of Incorporation shall be restated and amended; and


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      FURTHER RESOLVED, that a proposal be presented to the stockholders to consider approving all of the foregoing amendments and changes to the Articles of Incorporation, and that the Chief Executive Officer and Secretary of the Corporation are hereby authorized to file such certificates and take such other steps as may be necessary to accomplish the purposes of the foregoing resolutions.

      FIFTH:      the number of shares of the Corporation outstanding and
entitled to vote on an amendment to the Articles of Incorporation is 26,767,464; and the above changes and amendments have been consented to and approved by the vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      SIXTH:      The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:


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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                                    ARTICLE I

      The name of the Corporation is American International Petroleum
Corporation.

                                   ARTICLE II

      The name of the Corporation's registered agent is United Corporate Services, Inc. The address of the Corporation's registered agent is 3579 Hwy. 50 East, Ste. C, Carson City, NV 09701.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes (the "NRS").

                                   ARTICLE IV

      The maximum number of shares of Common Stock that this Corporation is authorized to have outstanding at any time is one hundred million (100,000,000) shares, par value $.08 per share. The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is seven million (7,000,000) shares, par value $.01 per share ("Preferred Stock"). The holders of shares of the Corporation shall not have a preemptive right to acquire the Corporation's unissued shares.

      The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the Preferred Stock.

      The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the NRS to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the NRS and this Restated Certificate of Incorporation, as amended from time to time.

      The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

            (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

            (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares


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of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

            (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

            (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

            (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

            (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

            (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

            (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with this Restated Certificate of Incorporation, or any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this Restated Certificate of Incorporation or the provisions of any such Certificate of Designation.

                                    ARTICLE V

      The members of the governing board shall be styled directors, and the number thereof shall be not less than three (3) nor more than ten (10). The names and post office addresses of the first Board of Directors were as follows:

      Names                         Post Office Addresses
      -----                         ---------------------
James D. Finch          401 Clay Peters Bldg., Reno, Nevada
M.L. Finch              533 St. Lawrence Ave., Reno, Nevada
Stanley B. Finch        728 Nixon Ave., Reno, Nevada
V.F. Finch              728 Nixon Ave., Reno, Nevada
J.C. Finch              533 St. Lawrence Ave., Reno, Nevada.

                                   ARTICLE VI

      The name and post office address of each incorporator executing this certificate were as follows:

      Name                          Post Office Address
      ----                          -------------------
James D. Finch          401 Clay Peters Bldg., Reno, Nevada


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M.L. Finch              533 St. Lawrence Ave., Reno, Nevada
J.C. Finch              533 St. Lawrence Ave., Reno, Nevada.

                                   ARTICLE VII

      The Corporation is to have perpetual existence.

                                  ARTICLE VIII

      Except as hereinafter provided, the officers and directors of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of the law, or unlawful payments of dividends prohibited by the NRS.

      IN WITNESS WHEREOF, George N. Faris, the Chief Executive Officer of the Corporation, and Denis J. Fitzpatrick, the Secretary of the Corporation have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the directors duly called and held on April 9, 1996, and the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date hereof.

Dated: July 11, 1996                AMERICAN INTERNATIONAL
                                             PETROLEUM CORPORATION

                                          By:   /s/ George N. Faris
                                             ----------------------------
                                                George N. Faris, its
                                                Chief Executive Officer


                                          and:  /s/ Denis J.Fitzpatrick
                                              ----------------------------
                                                Denis J. Fitzpatrick,
                                                its Secretary

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )

      On July 11, 1996, personally appeared before me, a Notary Public, for the State and County aforesaid, George N. Faris and Denis J. Fitzpatrick, as Chief Executive Officer and Secretary, respectively, of American International Petroleum Corporation, who acknowledged that they executed the above instrument.

                                                /s/
                                    -------------------------------
                                    Notary Public


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